Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-71683 of Bank of Commerce Holdings (formerly Redding Bancorp) on Form S-8 of our report dated March 13, 2009 appearing in this Annual Report on Form 10-K of Bank of Commerce Holdings for the year ended December 31, 2008.

/s/ Moss Adams LLP
Stockton, California March 13, 2009